Exhibit 1.1

Kindred Healthcare, Inc.

5,000,000 Shares

Common Stock

($0.25 par value)

plus an option to purchase

from the Company

up to 750,000 additional shares of Common Stock

Underwriting Agreement

New York, New York

November 19, 2014

To the Representatives

named in Schedule I

hereto of the several

Underwriters named in

Schedule III hereto

Ladies and Gentlemen:

Kindred Healthcare, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, $0.25 par value (“Common Stock”), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an over-allotment option to purchase up to the number of additional shares of Common Stock set forth in Schedule III hereto (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule III other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

Concurrently with this offering of Common Stock, the Company is offering 150,000 tangible equity units pursuant to a separate prospectus supplement (the “Concurrent Units Offering”). The completion of this Common Stock offering is not contingent on the completion of the Concurrent Units Offering, and the Concurrent Units Offering is not contingent on the completion of this Common Stock offering. Neither this offering nor the Concurrent Units Offering is contingent on the consummation of the acquisition of Gentiva Health Services, Inc. (“Gentiva”) pursuant to the Agreement and Plan of Merger dated October 9, 2014 (the “Merger Agreement”) among Gentiva, the Company and Kindred Healthcare Development 2, Inc. (the “Acquisition”) or any additional debt financing.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, as amended by Amendment No. 1 thereto, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) Registration Statement and Final Prospectus. On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) Additional Written Communications. (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) Financial Statements. The financial statements and the related notes thereto of the Company, Gentiva, RehabCare Group, Inc. (“RehabCare”) and Harden Healthcare Holdings, Inc. (“Harden”), respectively, included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the consolidated financial position of the entities as of the respective dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States

(“GAAP”) applied on a consistent basis throughout the periods covered thereby, and comply as to form with the applicable accounting requirements of the Act; and the other financial information included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement has been derived from the accounting records of the entities to which such financial information relates and presents fairly the information shown thereby. The selected financial data set forth in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein. The unaudited pro forma condensed combined financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the assumptions underlying such pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, and the related pro forma adjustments give appropriate effect to those assumptions and the related pro forma adjustments are based on assumptions that, in management’s judgment and subject to the qualifications contained therein, are reasonable in the light of the circumstances under which they were made. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) No Material Adverse Change. Since the date of the most recent audited financial statements of the Company included or incorporated by reference in each of the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, except for the dividends declared on February 20, 2014, on May 7, 2014 and on November 5, 2014, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, other than contemplated by the transactions contemplated hereby; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto issued after the date of this Agreement).

(i) Organization and Good Standing. The Company and its subsidiaries listed in Schedule II hereto (the “Subsidiaries”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”).

(j) Capitalization. The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Final Prospectus under the “Actual” Column in the section entitled “Capitalization”; and all the outstanding shares of capital stock or other equity interests of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for liens and encumbrances incurred in connection with the Company’s senior credit facilities.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(l) The Securities. The Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Documents and Description. The capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(o) Certain Descriptions. The statements included or incorporated by reference in any Preliminary Prospectus and the Final Prospectus under the headings “Healthcare Operations,” “Hospital Division,” “Nursing Center Division,” “Rehabilitation Division,” “Care Management Division” and “Governmental Regulation” fairly summarize the matters therein described.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement, or instrument to which such person is a party or bound or to which any of the property or assets of such person is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the issue and sale of the Securities and the consummation of any of the other transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters, (ii) as have been previously obtained or will be obtained prior to the Closing Date and (iii) for the consummation of the Acquisition.

(s) Legal Proceedings. Except as described in the Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or of which any of their property is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or by others, which if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

(t) Independent Registered Public Accounting Firms. (i) PricewaterhouseCoopers, LLP, which has certified certain consolidated financial statements of the Company and its subsidiaries, is the independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Act; (ii) KPMG LLP, which has certified certain consolidated financial statements of RehabCare, was the independent registered public accounting firm with respect to RehabCare within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act; (iii) PricewaterhouseCoopers, LLP, which has certified certain consolidated financial statements of Gentiva, is the independent registered public accounting firm with respect to Gentiva within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act; and (iv) Ernst & Young LLP, which has reviewed certain combined financial statements of Harden, was the independent auditor with respect to Harden within the applicable rules and regulations adopted by the American Institute of Certified Public Accountants.

(u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) exist or are to be created in connection with the Company’s senior credit facilities or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and none of the Company or its subsidiaries has received any notice of any claim of infringement of or conflict with any such rights of others, in each case except for infringements or conflicts that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, managers, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Act to be described in a registration statement to be filed with the Commission and that is not so described in the Registration Statement, the Disclosure Package or the Final Prospectus.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(y) Taxes. The Company and its subsidiaries have paid or made provision for all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed except such taxes, if any, as are being contested in good faith (if adequate reserves for such taxes have been provided for in accordance with GAAP); and, except as otherwise disclosed in the Registration Statement, Disclosure Package, and Final Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(z) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as described in each of the Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any material license, certificate, permit or authorization or has any reason to believe that any such material license, certificate, permit or authorization will not be renewed in the ordinary course.

(aa) Government Health Care Programs. All of the facilities and programs operated by the Company and each of its subsidiaries, and each entity managed by the Company and any of its subsidiaries is qualified for participation in all federal and state healthcare programs in which they participate, including, without limitation, the Medicare program, the Medicaid programs and the TRICARE programs (collectively, the “Government Health Care Programs”), are entitled to reimbursement under the Government Health Care Programs for services rendered to qualified beneficiaries, and comply with the requirements of all Government Health Care Programs in which they participate or have participated, except for such failures to be qualified or to be entitled to reimbursement or to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus, and except for routine audits, reviews and inquiries in the ordinary course of the Company’s and its subsidiaries’ businesses, there is no pending or, to the knowledge of the Company, threatened or contemplated, proceeding or investigation by any of the Government Health Care Programs or any other governmental authority with respect to (i) the qualification or right of the Company, each of its subsidiaries, and each entity managed by the Company and any of its subsidiaries to participate in any Government Health Care Program, (ii) the compliance or non-compliance by the Company, each of its subsidiaries, and each entity managed by the Company and its subsidiaries, with the terms, conditions, or requirements of any Government Health Care Program in which they participate or have participated, and all other laws and regulations applicable to participation in any Government Health Care Program, or (iii) the right of the Company and each of its subsidiaries, and each entity managed by the Company and its subsidiaries, to receive or retain amounts received or due or to become due from any Government Health Care Program in which they participate or have participated, except, in the case of each of clauses (i), (ii) and (iii) above, any such cases that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees, and their dependents, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

(bb) Compliance with Health Care Laws. Except as disclosed in the Disclosure Package and the Final Prospectus, and except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries, nor any entity managed by the Company or any of its subsidiaries, nor any of their respective directors, managers, officers, agents, employees or affiliates (for purposes of this clause (z), as defined in Rule 405 of the Act), has, on behalf of the Company, any of its subsidiaries, or any entity managed by the Company or any of its subsidiaries: (A) to the Company’s knowledge, violated 42 U.S.C. § 1320a-7b or committed any act that would cause any of them to incur a civil monetary penalty under 42 U.S.C. § 1320a-7a or any regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully made or caused to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly and willfully failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully solicited or received any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or soliciting to receive such remuneration (x) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Government Health Care Program, or (y) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any item or service for which payment may be made in whole or in part by any Government Health Care Program, (B) knowingly and willfully presented or caused to be presented a claim for an item or service that was not provided as claimed, or was for an item or service and the person knew or should have known the claim was false or fraudulent, or (C) to the Company’s knowledge, violated 42 U.S.C. § 1395nn or any regulation promulgated to such statute (the “Stark Law”) including, without limitation, presented or caused to be presented a claim for a “designated health service” (as defined in the Stark Law) payable by Medicare or Medicaid, furnished pursuant to a referral by a physician that had (or whose immediate family member had) a financial relationship with the Company, any of its subsidiaries, or any entity managed by the Company or any of its subsidiaries that did not meet an applicable Stark Law exception. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries, nor any entity managed by the Company or any of its subsidiaries, nor have any of their respective officers or directors or managers, agents, employees or affiliates, on behalf of the Company, any of its subsidiaries, or any entity managed by the Company or any of its subsidiaries violated the Federal False Claims Act, 31 U.S.C. § 3729 et seq., including without limitation (i) knowingly presenting or causing to be presented to a government official a false claim for payment or approval, (ii) knowingly made, used or caused to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the government, (iii) conspired to defraud the government by getting a false or fraudulent claim paid or (iv) presented a claim that was in violation of 42 U.S.C. § 1320a-7b(b). Except as disclosed in the Disclosure Package and the Final Prospectus, and except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, the Company, each of its subsidiaries, and each entity managed by the Company or any of its subsidiaries are in compliance with the privacy and security rules promulgated under the Health Insurance Portability and Accountability Act of 1996 found at 45 C.F.R. parts 160-164 (collectively, “HIPAA”) and the amendments to HIPAA made under the Health Information Technology for Economic and Clinical Health Act amendments to the American Recovery and Reinvestment Act of 2009. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries, nor any entity managed by the Company or its subsidiaries, nor any of their respective officers or directors or managers, agents, employees or affiliates, on behalf of the Company, any of its subsidiaries, or any entity managed by the Company or any of its subsidiaries, have violated 18 U.S.C. § 1347 including, but not limited to, knowingly and willfully executing or attempting to execute a scheme or artifice by means of false or fraudulent pretenses (i) to defraud any health care benefit program, or (ii) to obtain, any money or property owned by, under the custody or control of, any health benefit program.

(cc) No Labor Disputes. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by, or dispute with, employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, contractors or customers.

(dd) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of the environment or natural resources, including those relating to the generation, use, storage, treatment, transport, disposal or release of hazardous or toxic substances or any wastes, including medical wastes, or any pollutants or contaminants or to human exposure to any such substances, wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or violations of any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances, or any wastes, including medical wastes, or any pollutants or contaminants, which has not been cured, and have no actual knowledge of any event or condition that would reasonably be expected to result in any such notice, except for any such failure to comply, or failure to receive required permits, licenses, certificates or other authorizations or approvals, or any such actual or potential liability, as would not individually or in the aggregate, have a Material Adverse Effect; (ii) except as described in each of the Disclosure Package and the Final Prospectus, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and the Company and its subsidiaries have no actual knowledge of any actual or potential violations of or liability under any Environmental Laws, including any concerning hazardous or toxic substances or any wastes, including medical wastes, or any pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company or any of its subsidiaries.

(ee) Compliance With ERISA. Except as could not, individually or in the aggregate, be expected to have a Material Adverse Effect, (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (v) none of the Company or any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) XBRL included or incorporated by reference in each of the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal controls.

(hh) Insurance. The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses from material loss; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that any material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its subsidiaries.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, any applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(ll) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, in each case except as disclosed in or contemplated by the Disclosure Package and the Final Prospectus.

(mm) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than, as applicable, this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(oo) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Disclosure Package and Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in either of the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Disclosure Package and Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr) Sarbanes-Oxley Act. The Company and its directors and officers are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule III hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an over-allotment option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) through the facilities of the Depository Trust Company unless the Representatives shall otherwise instruct, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule IV hereto and any electronic road show expressly agreed to by the Representatives. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) issue tangible equity units and the shares of Common Stock issuable upon settlement thereof in the Concurrent Units Offering as described in the Disclosure Package and the Final Prospectus, (iv) file a registration statement on Form S-4 or other appropriate forms as required by the Securities Act, and any amendments thereto, related to the Stock Consideration (as defined in the Disclosure Package and the Final Prospectus), provided that three (3) days’ advance notice of such filing is provided to the Representatives, (v) issue shares of Common Stock as Stock Consideration required to consummate the Acquisition pursuant to the Merger Agreement (as described in the Disclosure Package and the Final Prospectus), as in effect as of the Effective Time, and (vi) file any registration statement on Form S-8 or a successor form thereto, in each case without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of any certificates for the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, if any); (viii) all reasonable expenses incurred by the Company in connection with any “road show” presentation to potential investors (excluding expenses related to (a) transportation for representatives of the Underwriters, other than 50% of any jet charter costs, (b) accommodations for representatives of the Underwriters and (c) road show venues; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, each dated the Closing Date and addressed to the Representatives, in substantially the form specified in Exhibit A-1 and Exhibit A-2 hereto, respectively.

(c) The Company shall have furnished to the Representatives a written opinion of the Company’s Co-General Counsel and Corporate Secretary dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Representatives shall have received on and as of the Closing Date an opinion of Winston & Strawn LLP, special counsel for the Representatives, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chair of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused PricewaterhouseCoopers, LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to the Closing Date.

(h) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, which may refer to letters previously delivered to one or more of the Representatives, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus.

(i) The Company shall have requested and caused PricewaterhouseCoopers, LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, which may refer to letters previously delivered to one or more of the Representatives, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus.

(j) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, which may refer to letters previously delivered to one or more of the Representatives, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus.

(k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraphs (g) and (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(o) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from each officer and director of the Company and addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or facsimile or by telephone confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York, 10005, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and J.P. Morgan Securities LLC on demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the sentence on the cover page of the Final Prospectus regarding delivery of the Securities and (ii) under the heading “Underwriting,” the list of Underwriters and their respective participation in the sale of the Securities, the sentences related to concessions and reallowances, and the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule III hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and (ii) J.P. Morgan Securities LLC, attention of Equity Syndicate Desk, (fax no.: (212) 622-8358) and confirmed to the General Counsel, J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, New York 10179; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company (fax no.: (502) 596-4075) and confirmed to the Company at 680 South Fourth Street, Louisville, Kentucky 40202, Attention: Co-General Counsel and Corporate Secretary.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement or any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 6:30 p.m. on November 19, 2014.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Kindred Healthcare, Inc.

By:	/s/ Joseph L. Landenwich
	Name:	Joseph L. Landenwich
	Title:	Co-General Counsel and Corporate Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

By:	Citigroup Global Markets Inc.

By:	/s/ Brian Gleason
	Name:	Brian Gleason
	Title:	Director

By:	J.P. Morgan Securities LLC

By:	/s/ Lauren Ruane
	Name:	Lauren Ruane
	Title:	Executive Director

For themselves and the other several Underwriters, if any, named in Schedule III to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated November 19, 2014

Registration Statement No. 333-196804

Representatives: Citigroup Global Markets Inc. and J.P. Morgan Securities LLC

Title, Purchase Price and Description of Securities:

Title: Common Stock

Number of Underwritten Securities to be sold by the Company: 5,000,000

Number of Option Securities to be sold by the Company: 750,000

Price per Share to Public (include accrued dividends, if any): $19.75

Price per Share to the Underwriters: $18.910625

Closing Date, Time and Location: November 25, 2014 at 10:00 a.m. at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005.

Type of Offering: Non-Delayed

Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Representatives: January 17, 2015

Sch. I-1

SCHEDULE II

1.	Braintree Nursing, L.L.C.
2.	Care Center of Rossmoor, L.L.C.
3.	Clear Lake Rehabilitation Hospital, L.L.C.
4.	Country Estates Nursing, L.L.C.
5.	Forestview Nursing, L.L.C.
6.	Greens Nursing and Assisted Living, L.L.C.
7.	Highlander Nursing, L.L.C.
8.	IntegraCare Home Health Services, Inc.
9.	J.B. Thomas Hospital, Inc.
10.	Kindred Braintree Hospital, L.L.C.
11.	Kindred Development 17, L.L.C.
12.	Kindred Hospital-Palm Beach, L.L.C.
13.	Kindred Hospitals East, L.L.C.
14.	Kindred Hospitals Limited Partnership
15.	Kindred Hospitals West, LLC
16.	Kindred Nursing Centers East, L.L.C.
17.	Kindred Nursing Centers Limited Partnership
18.	Kindred Nursing Centers West, L.L.C.
19.	Kindred Rehab Services, Inc.
20.	KND Development 52, L.L.C.
21.	KND Development 53, L.L.C.
22.	KND Development 54, L.L.C.
23.	KND Development 55, L.L.C.
24.	KND Development 57, L.L.C.
25.	Lafayette Health Care Center, Inc.
26.	Northland LTACH, LLC
27.	Pacific Coast Care Center, L.L.C.
28.	PF Development 15, L.L.C.
29.	Professional Healthcare at Home, LLC
30.	RehabCare Group East, Inc.
31.	RehabCare Group Management Services, Inc.
32.	RehabCare Group of California, L.L.C.
33.	SCCI Hospital - El Paso, Inc.
34.	SCCI Hospitals of America, Inc.
35.	Senior Home Care, Inc.
36.	Southern California Specialty Care, Inc.
37.	Specialty Hospital of Cleveland, Inc.
38.	THC-Chicago, Inc.
39.	THC-Houston, Inc.
40.	THC-Orange County, Inc.
41.	THC-Seattle, Inc.
42.	TherEx, Inc.
43.	Transitional Hospitals Corporation of Indiana, Inc.
44.	Transitional Hospitals Corporation of Louisiana, Inc.
45.	Transitional Hospitals Corporation of Nevada, Inc.
46.	Transitional Hospitals Corporation of New Mexico, Inc.
47.	Transitional Hospitals Corporation of Tampa, Inc.
48.	Transitional Hospitals Corporation of Texas, Inc.
49.	Triumph Hospital Northwest Indiana, Inc.

Sch. II-1

SCHEDULE III

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	1,750,000

J.P. Morgan Securities LLC	1,750,000

Guggenheim Securities, LLC	375,000

Morgan Stanley & Co. LLC.	375,000

BMO Capital Markets Corp.	250,000

Deutsche Bank Securities Inc.	250,000

SunTrust Robinson Humphrey, Inc.	250,000

Total	5,000,000

Sch. III-1

SCHEDULE IV

Pricing Term Sheet Dated November 19, 2014

Filed pursuant to Rule 433

Issuer Free Writing Prospectus supplementing the

Preliminary Prospectus Supplements

dated November 17, 2014 and the

Prospectus dated November 17, 2014

Registration No. 333-196804

Kindred Healthcare, Inc.

Concurrent Offerings of

5,000,000 Shares of Common Stock

(the “Common Stock Offering”)

and

150,000 7.50% Tangible Equity Units

(the “Units Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Units Offering and should be read together with (i) (a) the preliminary prospectus supplement, dated November 17, 2014, relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”) in the case of investors purchasing in the Common Stock Offering or (b) the preliminary prospectus supplement, dated November 17, 2014, relating to the Units Offering (the “Units Preliminary Prospectus Supplement” and, together with the Common Stock Preliminary Prospectus Supplement, the “Preliminary Prospectus Supplements”) in the case of investors purchasing in the Units Offering, each as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and (ii) the accompanying base prospectus dated November 17, 2014, included in the Registration Statement (File No. 333-196804), in each case, including the documents incorporated by reference therein. Terms used but not defined herein have the meanings assigned to such terms in the applicable Preliminary Prospectus Supplement.

Common Stock Offering

Issuer:	Kindred Healthcare, Inc., a Delaware corporation (“Kindred”).

Ticker / Exchange:	KND / New York Stock Exchange (“NYSE”).

Pricing Date:	November 19, 2014.

Settlement Date:	November 25, 2014.

Title of Securities:	Common stock, par value $0.25 per share, of Kindred (“Common Stock”).

Number of Shares of Common Stock Offered by Kindred:	5,000,000 shares (or 5,750,000 shares if the underwriters of the Common Stock Offering exercise their over-allotment option to purchase 750,000 additional shares in full).

Sch. IV-1

Last Reported Sale Price of the Common Stock on the NYSE on the Pricing Date:	$19.76 per share of Common Stock.

Common Stock Public Offering Price:	$19.75 per share $98,750,000 in aggregate (or $113,562,500 if the underwriters of the Common Stock Offering exercise their over-allotment option to purchase 750,000 additional shares in full).

Underwriting Discount:	$0.839375 per share $4,196,875 in aggregate (or $4,826,406 if the underwriters of the Common Stock Offering exercise their option to purchase 750,000 additional shares in full).

Estimated Net Proceeds to Kindred from the Common Stock Offering:

Estimated net proceeds from the sale of Common Stock by Kindred in the Common Stock Offering, after deducting underwriting discounts and commissions, will be approximately $94.5 million (or approximately $108.7 million if the underwriters of the Common Stock Offering exercise their over-allotment option to purchase 750,000 additional shares in full).

Stabilizing Transactions:	Prior to purchasing the Common Stock being offered pursuant to the Common Stock Preliminary Prospectus Supplement, on November 19, 2014, one of the underwriters purchased, on behalf of the syndicate, 329,371 shares of Common Stock at an average price of $19.75 per share in stabilizing transactions.

Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Guggenheim Securities, LLC Morgan Stanley & Co. LLC

Co-Managers:	BMO Capital Markets Corp. Deutsche Bank Securities Inc. SunTrust Robinson Humphrey, Inc.

Units Offering

Issuer:	Kindred.

Pricing Date:	November 19, 2014.

Settlement Date:	November 25, 2014.

Title of Securities:	7.50% Tangible Equity Units (the “Units”).

Number of Units Offered:	150,000 Units (or 172,500 Units if the underwriters of the Units Offering exercise their over-allotment option to purchase 22,500 additional Units in full).

Stated Amount:	Each Unit has a stated amount of $1,000.

Sch. IV-2

Components of Each Unit:

Each Unit is comprised of two parts:

•     a prepaid stock purchase contract (a “Purchase Contract”); and

•     one share of mandatory redeemable preferred stock (a share of “Mandatory Redeemable Preferred Stock”), which has an initial liquidation preference of $201.58 per share of Mandatory Redeemable Preferred Stock and has a final preferred stock installment payment date of December 1, 2017.

Fair Market Value of the Units:	Kindred has determined that the fair market value of each Purchase Contract is $798.42 and the fair market value of each share of Mandatory Redeemable Preferred Stock is $201.58.

Reference Price:	$19.75, which is the Common Stock Public Offering Price in the Common Stock Offering described above (subject to adjustment as described in the Units Preliminary Prospectus Supplement).

Threshold Appreciation Price:	$1,000 divided by the Minimum Settlement Rate (rounded to the nearest $0.0001), which initially is approximately $23.21 and which represents an approximately 17.5% appreciation over the Reference Price.

Minimum Settlement Rate:	43.0918 shares of Common Stock per Purchase Contract (subject to adjustment as described in the Units Preliminary Prospectus Supplement).

Maximum Settlement Rate:	50.6329 shares of Common Stock per Purchase Contract (subject to adjustment as described in the Units Preliminary Prospectus Supplement).

Settlement Rate:	The following table illustrates the settlement rate per Purchase Contract and the value of Common Stock issuable upon settlement on the “mandatory settlement date”, determined using the “applicable market value” (each as defined in the Units Preliminary Prospectus Supplement) shown, subject to adjustment as described in the Units Preliminary Prospectus Supplement:

Applicable Market Value of Common Stock	Settlement Rate	Value of Common Stock Delivered (Based on the Applicable Market Value Thereof)
Less than the Reference Price	The Maximum Settlement Rate	Less than $1,000
Greater than or equal to the Reference Price but less than or equal to the Threshold Appreciation Price	A number of shares of Common Stock equal to $1,000, divided by the applicable market value	$1,000
Greater than the Threshold Appreciation Price	The Minimum Settlement Rate	Greater than $1,000

Sch. IV-3

As a result, if, on the mandatory settlement date, the applicable market value is greater than the threshold appreciation price, a holder would receive only approximately 85% of the appreciation in market value of the shares of Common Stock that such holder would have received had such holder purchased $1,000 worth of shares of Common Stock at the Common Stock Public Offering Price in the Common Stock Offering.

Change to Units Preliminary Prospectus Supplement – No Listing:	Kindred will not apply to list the Units on NYSE or any other securities exchange or market. All reference in the Units Preliminary Prospectus Supplement to any application by Kindred to list the Units is deemed to be deleted.

Early Settlement Upon a Fundamental Change:	The following table sets forth the “fundamental change early settlement rate” (as defined in the Units Preliminary Prospectus Supplement) per Purchase Contract for each stock price and effective date set forth below:

	Effective Date
Stock Price	November 25, 2014	December 1, 2015	December 1, 2016	December 1, 2017
$5.00	46.6223	48.1453	49.4296	50.6329
$10.00	44.2088	46.5525	48.9814	50.6329
$15.00	41.8029	43.9805	46.7976	50.6329
$17.50	40.9653	42.9111	45.4035	50.6329
$19.75	40.4156	42.1680	44.2963	50.6329
$21.00	40.1818	41.8425	43.7847	47.6190
$22.00	40.0263	41.6231	43.4337	45.4545
$23.21	39.8711	41.4016	43.0767	43.0918
$24.00	39.7870	41.2803	42.8813	43.0918
$25.20	39.6819	41.1271	42.6359	43.0918
$27.50	39.5437	40.9208	42.3106	43.0918
$30.00	39.4642	40.7940	42.1152	43.0918
$35.00	39.4390	40.7200	41.9890	43.0918
$40.00	39.5000	40.7548	41.9937	43.0918
$45.00	39.5879	40.8190	42.0205	43.0918
$50.00	39.6761	40.8815	42.0418	43.0918
$60.00	39.8202	40.9716	42.0620	43.0918
$70.00	39.9163	41.0207	42.0678	43.0918
$85.00	39.9980	41.0531	42.0696	43.0918
$100.00	40.0382	41.0648	42.0699	43.0918

Sch. IV-4

The exact stock price and effective date may not be set forth in the table above, in which case:

•     if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

•     if the stock price is greater than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the Minimum Settlement Rate; or

•     if the stock price is less than $5.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above, the “Minimum Stock Price”), the fundamental change early settlement rate will be determined as if the stock price equaled the Minimum Stock Price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of Common Stock deliverable under a Purchase Contract is 50.6329, subject to adjustment at the same time and in the same manner as the fixed settlement rates as set forth under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates” in the Units Preliminary Prospectus Supplement.

Merger Termination Redemption:	With respect to a merger termination redemption for which the merger termination stock price is greater than the reference price (subject to adjustments as described in the Units Preliminary Prospectus Supplement), the merger redemption amount will be determined based on the “merger redemption rate” (as defined in the Units Preliminary Prospectus Supplement) per Purchase Contract set forth in the table below for each merger termination stock price set forth in the table below:

Merger Termination Stock Price	Merger Redemption Rate
$19.75, which is equal to the Reference Price	41.7519 (the “Maximum Redemption Rate”)
$21.00	41.4901
$22.00	41.3094
$23.21	41.1212
$24.00	41.0146
$25.20	40.8745
$27.50	40.6682
$30.00	40.5164
$35.00	40.3600
$40.00	40.3126 (the “Minimum Redemption Rate”)

Sch. IV-5

The exact merger termination stock prices may not be set forth in the table above, in which case:

•     if the applicable merger termination stock price is between two merger termination stock prices in the table, the merger redemption rate will be determined by straight line interpolation between the merger redemption rates set forth for the higher and lower merger termination stock prices; or

•     if the merger termination stock price is greater than $40.00 per share (subject to adjustment at the same time and in the same manner as the merger termination stock prices set forth in the table above), then the merger redemption rate will be the Minimum Redemption Rate.

If the merger termination stock price is less than or equal to the reference price (subject to adjustment at the same time and in the same manner as the merger termination stock prices set forth in the table above), the merger redemption amount will be an amount of cash equal to 104% of the allocated fair value of the Purchase Contract ($798.42), which would be approximately $830.36.

Initial Liquidation Preference of Mandatory Redeemable Preferred Stock:	$201.58 per share of Mandatory Redeemable Preferred Stock
$30,237,000 in aggregate (or $34,772,550 if the underwriters of the Units Offering exercise their over-allotment option to purchase 22,500 additional Units in full).

Installment Payment Dates:	March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2015, with a final installment payment date of December 1, 2017.

Preferred Stock Installment Payments on the Mandatory Redeemable Preferred Stock:

Kindred will make quarterly preferred stock installment payments of $18.75 per share of Mandatory Redeemable Preferred Stock (except for the March 1, 2015 preferred stock installment payment, which will be $20.00 per share of Mandatory Redeemable Preferred Stock) (equivalent to a 7.50% cash payment per year) in cash, shares of the Common Stock, or a combination thereof, at Kindred’s election, to the extent that Kindred has funds lawfully available for such purpose with respect to any such payments in cash and, with respect to the dividend portion of such payment, such dividend is declared by Kindred’s board of directors.

Dividends on the Mandatory Redeemable Preferred Stock will accumulate at a rate of 7.25% per annum on the outstanding liquidation preference (after giving effect to any prior reductions therein) of the Mandatory Redeemable Preferred Stock.

Sch. IV-6

Each preferred stock installment payment will constitute a payment of dividends and a payment of consideration (the “Redemption Amount”) for the partial reduction in the liquidation preference of the Mandatory Redeemable Preferred Stock, allocated as set forth in the following table:

Preferred Stock Installment Payment Date	Redemption Amount	Dividend Amount
March 1, 2015	$16.10	$3.90
June 1, 2015	$15.39	$3.36
September 1, 2015	$15.67	$3.08
December 1, 2015	$15.95	$2.80
March 1, 2016	$16.24	$2.51
June 1, 2016	$16.54	$2.22
September 1, 2016	$16.83	$1.92
December 1, 2016	$17.14	$1.61
March 1, 2017	$17.45	$1.30
June 1, 2017	$17.77	$0.98
September 1, 2017	$18.09	$0.66
December 1, 2017	$18.42	$0.33

Redemption of Mandatory Redeemable Preferred Stock at the Option of the Holder:

If Kindred elects to settle the Purchase Contracts early or in the event of a Merger Termination Redemption, holders of Mandatory Redeemable Preferred Stock (whether as components of Units or separate Mandatory Redeemable Preferred Stock) will have the right to require Kindred to redeem their Mandatory Redeemable Preferred Stock for cash, shares of Common Stock or a combination thereof, at Kindred’s election at a redemption price per share of Mandatory Redeemable Preferred Stock equal to the liquidation preference per share of Mandatory Redeemable Preferred Stock as of the Redemption Date plus accumulated and unpaid dividends on such share to, but excluding, the redemption date.

Units Public Offering Price:	$1,000 per Unit $150,000,000 in aggregate (or $172,500,000 if the underwriters of the Units Offering exercise their over-allotment option to purchase 22,500 additional Units in full).

Underwriting Discount:	$30.00 per Unit $4,500,000 in aggregate (or $5,175,000 if the underwriters of the Units Offering exercise their over-allotment option to purchase 22,500 additional Units in full).

Sch. IV-7

Estimated Net Proceeds to Kindred from the Units Offering:

Estimated net proceeds from the sale of Units by Kindred in the Units Offering, after deducting underwriting discounts and commissions, will be $145.5 million (or approximately $167.3 million if the underwriters of the Units Offering exercise their over-allotment option to purchase 22,500 additional Units in full).

Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Guggenheim Securities, LLC Morgan Stanley & Co. LLC

Co-Managers:	BMO Capital Markets Corp. Deutsche Bank Securities Inc. SunTrust Robinson Humphrey, Inc.

CUSIP for the Units:	494580 301

ISIN for the Units:	US4945803017

CUSIP for the Purchase Contracts:	494580 145

ISIN for the Purchase Contracts:	US4945801458

CUSIP for the Mandatory Redeemable Preferred Stock:	494580 202

ISIN for the Mandatory Redeemable Preferred Stock:	US4945802027

Kindred has filed a registration statement (including a prospectus and the related Preliminary Prospectus Supplements) with the Securities and Exchange Commission (the “SEC”) for the Common Stock Offering and the Units Offering. Before you invest, you should read the prospectus in that registration statement, the applicable prospectus supplement and other documents Kindred has filed with the SEC for more complete information about Kindred and the Common Stock Offering and the Units Offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the applicable prospectus supplement and the accompanying base prospectus may be obtained by calling Citigroup Global Markets Inc. at 1-877-858-5407 or J.P. Morgan Securities LLC at 1-212-834-4533.

This communication should be read in conjunction with the Preliminary Prospectus Supplements and the accompanying prospectuses. The information in this communication supersedes the information in the relevant Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in such Preliminary Prospectus Supplement and the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch. IV-8

EXHIBIT A-1

[LETTERHEAD OF CLEARY GOTTLIEB STEEN & HAMILTON LLP]

[Form of Cleary, Gottlieb Opinion to Underwriters]

[See attached]

A-1-1

EXHIBIT A-2

[LETTERHEAD OF CLEARY GOTTLIEB STEEN & HAMILTON LLP]

[Form of Cleary, Gottlieb Negative Assurance Letter to Underwriters]

[See attached]

A-2-1

EXHIBIT B

Kindred Healthcare, Inc.

Public Offering of Common Stock

Public Offering of Tangible Equity Units

[            ], 2014

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Common Stock Underwriting Agreement”), between Kindred Healthcare, Inc., a Delaware corporation (the “Company”), and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Common Stock Offering”) of Common Stock, $0.25 par value (the “Common Stock”), of the Company; and the proposed Underwriting Agreement (the “Units Underwriting Agreement”), between the Company, and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Units Offering”) of tangible equity units (the “Units”), of the Company. The Common Stock Underwriting Agreement and the Units Underwriting Agreement are collectively referred to herein as the “Underwriting Agreements,” and the Common Stock Offering and the Units Offering are collectively referred to herein as the “Offerings.”

In order to induce you and the other Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. (“Citigroup”) and J.P. Morgan Securities LLC (“J.P. Morgan”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock (collectively, the “Subject Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of each Underwriting Agreement (the “Lock-Up Period”).

Notwithstanding the foregoing, the foregoing restrictions shall not apply to: (a) transfers of the Subject Securities as a bona fide gift or gifts; (b) transfers of the Subject Securities to immediate family

B-1

members, trusts for the direct or indirect benefit of the undersigned or immediate family members of the undersigned; (c) transfers of the Subject Securities by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement; (d) transfers of the Subject Securities by will or intestacy; (e) transfers of the Subject Securities acquired on the open market following the public offering contemplated by the Underwriting Agreements; (f) the exercise of the undersigned’s option to purchase shares of Common Stock granted prior to the date hereof under a stock incentive plan or similar plan of the Company, including the disposition to the Company of the undersigned’s shares of Common Stock in connection with such exercise of the undersigned’s option; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period; or (h) transfers of the Subject Securities with the prior written consent of Citigroup and J.P. Morgan; provided that, in the case of any transfer or distribution pursuant to clauses (a) through (d), each donee, trustee, distributee, or transferee, as the case may be, shall sign and deliver a lock-up agreement substantially in the form of this letter for the remainder of the Lock-Up Period and such transfer or distribution shall be a disposition for no value; provided further that, in the case of any transfer or distribution pursuant to clauses (a) through (e), no filing under the Exchange Act during the Lock-Up Period, or other public announcement or filing, shall be required or voluntarily made in connection therewith. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than a first cousin.

In the case of any exercise of options pursuant to clause (f), the Subject Securities underlying such options and all other Subject Securities subject to the terms of this letter shall continue to be subject to the terms of this letter, and no filing under the Exchange Act or other public announcement shall be made in connection with such exercise, either pursuant to legal requirement or otherwise, other than a Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act. If such Form 4 or Form 5 is filed during the Lock-Up Period, such Form 4 or Form 5 shall indicate by footnote disclosure or otherwise that such Form 4 or Form 5 relates solely to an exercise of options, that, if applicable, shares of Subject Securities are being tendered back to the Company by the undersigned to pay the exercise price and/or withholding taxes in connection therewith, and that the shares of Subject Securities received by the undersigned upon such option exercise are subject to the terms of this letter.

Notwithstanding anything to the contrary contained herein, this letter will automatically terminate and the undersigned will be released from all restrictions hereunder upon the earliest to occur, if any, of (i) the Company advises Citigroup and J.P. Morgan in writing that it has determined not to proceed with the Offerings, (ii) the Underwriting Agreements are executed but are terminated prior to the Closing Date (as defined in each Underwriting Agreement) or (iii) [            ], 2014, in the event that the Underwriting Agreements have not been executed by such date.

[Signature Page to Follow]

B-2

Yours very truly,

By:
Name:
Title:

B-3